Exhibit 99.1

Investor Contact:	Jayrald Rabago	Media Contact:	Tim Sakahara
	Senior Strategic Financial Officer		Corporate Communications Manager
	(808) 544-3556		(808) 544-5125
	jayrald.rabago@cpb.bank		tim.sakahara@cpb.bank

FOR IMMEDIATE RELEASE

NEWS RELEASE

CENTRAL PACIFIC FINANCIAL REPORTS THIRD QUARTER 2026 EARNINGS OF $22.8 MILLION

Highlights:
•Net income of $22.8 million, or $0.88 per diluted share
•Net interest margin increased by 5 bps to 3.62% from the prior quarter
•Return on average assets of 1.22% and return on average equity of 15.28%
•Efficiency ratio improved to 58.27%, compared to 59.62% in the prior quarter
•Repurchased 294,110 shares of common stock at a total cost of $11.2 million during the quarter
•Board of Directors declared a fourth quarter cash dividend of $0.31 per share, an increase of 3.3% from prior quarter

HONOLULU, HI, October 28, 2026 – Central Pacific Financial Corp. (NYSE: CPF) (the "Company"), parent company of Central Pacific Bank (the "Bank" or "CPB"), reported net income of $22.8 million, or $0.88 diluted earnings per share ("EPS"), for the third quarter of 2026. This compares to net income of $20.8 million, or diluted EPS of $0.80, in the prior quarter and $18.6 million, or diluted EPS of $0.69, in the same period last year. Results for the third quarter of 2025 included $1.5 million in pre-tax expenses related to the consolidation of the Company's former operations center into its main office. Excluding this item, adjusted net income (non-GAAP) for the third quarter of 2025 was $19.7 million, or diluted EPS (non-GAAP) of $0.73.

“We delivered another quarter of strong financial performance, driven by net interest margin expansion, disciplined expense management, and solid asset quality," said Arnold Martines, Chairman, President and CEO. "We believe we are well positioned to serve our customers, support our communities, and deliver meaningful value to our shareholders.”

Earnings Highlights
Net interest income for the third quarter of 2026 totaled $64.5 million, which increased by $1.6 million, or 2.6%, from the prior quarter, and increased by $3.2 million, or 5.2%, compared to the same quarter last year. Net interest margin ("NIM") for the third quarter of 2026 was 3.62%, an increase of 5 basis points ("bp" or "bps") from the prior quarter, and an increase of 13 bps from the same quarter last year. The sequential quarter increase in net interest income and NIM was primarily driven by an increase in loan yields and higher average balances and yields earned on investment securities.

The Company recorded a provision for credit losses of $1.9 million in the third quarter of 2026, compared to a provision of $4.4 million in the prior quarter, and a provision of $4.2 million in the same quarter last year. The current quarter included a provision for loan losses of $1.9 million, while the reserve for off-balance sheet credit exposures remained flat. In the prior quarter there was an increase to the reserve for off-balance sheet credit exposures of $1.1 million.

Central Pacific Financial Reports Third Quarter 2026 Earnings of $22.8 Million

Other operating income for the third quarter of 2026 totaled $12.4 million, compared to $14.6 million in the prior quarter, and $13.5 million in the same quarter last year. The sequential quarter decrease was primarily due to a $2.4 million decrease in income from bank-owned life insurance due to equity market volatility and the impact on corporate-owned life insurance policies.

Other operating expense for the third quarter of 2026 totaled $44.8 million, compared to $46.2 million in the prior quarter, and $47.0 million in the same quarter last year. The decrease from the prior quarter was primarily attributable to decreases in salaries and employee benefits of $1.2 million and other expense of $1.0 million, due to lower deferred compensation expenses. The lower deferred compensation expense was related to equity market performance.

The efficiency ratio was 58.27% in the third quarter of 2026, compared to 59.62% in the prior quarter and 62.84% in the same quarter last year. In the same quarter last year, the adjusted efficiency ratio (non-GAAP) was 60.81%, when excluding the $1.5 million in expenses related to the operations center consolidation.

The effective tax rate for the third quarter of 2026 was 24.5%, compared to 22.6% in the prior quarter, and 21.4% in the same quarter last year. The increase in the Company's effective tax rate was primarily attributable to an increase in pre-tax income and lower tax-exempt income.

Balance Sheet Highlights
As of September 30, 2026, total assets were $7.45 billion, which decreased by $51.5 million or 0.7%, from $7.50 billion at June 30, 2026, and increased $28.1 million, or 0.4%, from $7.42 billion at September 30, 2025.

Total loans, net of deferred fees and costs, were $5.31 billion at September 30, 2026, and remained relatively stable compared to June 30, 2026, and decreased by $54.1 million, or 1.0%, from $5.37 billion at September 30, 2025. The average yield earned on loans during the third quarter of 2026 was 5.01%, compared to 4.96% in the prior quarter and 5.01% in the same quarter last year.

Total deposits were $6.66 billion at September 30, 2026, which decreased by $31.9 million, or 0.5%, from $6.70 billion at June 30, 2026, and increased by $86.2 million, or 1.3%, from $6.58 billion at September 30, 2025. Core deposits, which include demand deposits, savings and money market deposits and time deposits up to $250,000, totaled $6.11 billion at September 30, 2026, generally consistent with $6.12 billion at June 30, 2026, and increased by $127.2 million, or 2.1%, from $5.98 billion at September 30, 2025. The average rate paid on total deposits during the third quarter of 2026 was 0.90%, consistent with 0.90% in the prior quarter, and decreased from 1.02% in the same quarter last year.

Asset Quality
Nonperforming assets totaled $14.0 million, or 0.19% of total assets at September 30, 2026, compared to $16.5 million, or 0.22% of total assets at June 30, 2026 and $14.3 million, or 0.19% of total assets at September 30, 2025.

Net charge-offs in the third quarter of 2026 totaled $2.7 million, or 0.20% of average loans on an annualized basis, consistent with the prior quarter and the same quarter last year.

The allowance for credit losses on loans was 1.13% of total loans as of September 30, 2026, compared to 1.14% at June 30, 2026 and 1.13% at September 30, 2025.

Capital
Total shareholders' equity at September 30, 2026 was $581.4 million, compared to $596.3 million at June 30, 2026 and $588.1 million at September 30, 2025. The decrease in shareholders' equity of $14.9 million, or 2.5% was primarily attributed to a decline in Accumulated Other Comprehensive Income ("AOCI") resulting from a decrease in the fair value of the available-for-sale investment portfolio due to the rise in market interest rates.

During the third quarter of 2026, the Company repurchased 294,110 shares of common stock at a total cost of $11.2 million, or an average price of $38.18 per share. As of September 30, 2026, $22.0 million remained available under the Company's share repurchase authorization.

The Company's regulatory capital ratios remained strong, with a leverage ratio of 9.7%, a Common Equity Tier 1 ratio of 12.7%, a Tier 1 risk-based capital ratio of 13.6%, and a total risk-based capital ratio of 14.8% at September 30, 2026.

Central Pacific Financial Reports Third Quarter 2026 Earnings of $22.8 Million

On October 27, 2026, the Board of Directors increased the quarterly cash dividend by 3.3% to $0.31 per share. The dividend will be payable on December 15, 2026, to shareholders of record as of November 30, 2026.

Conference Call
The Company's management will host a conference call today at 2:00 p.m. Eastern Time (8:00 a.m. Hawaii Time) to discuss its third quarter of 2026 financial results. Interested parties may listen to the conference by calling 1-833-461-5787 and entering the meeting ID: 104 617 134 or by registering for the webcast at the following link: https://events.q4inc.com/attendee/104617134 The Company's investor relations website, https://ir.cpb.bank, will also include a link to the webcast and a slide presentation.

A replay of the call will be available on the Company's investor relations website until October 28, 2027.

About Central Pacific Financial Corp.
Central Pacific Financial Corp. is a Hawaii-based bank holding company with approximately $7.45 billion in assets as of September 30, 2026. Its primary subsidiary, Central Pacific Bank, operates 27 branches and 56 ATMs in the State of Hawaii. Central Pacific Financial Corp. is listed on the New York Stock Exchange under the symbol "CPF." For additional information, please visit: https://cpb.bank.

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Central Pacific Financial Reports Third Quarter 2026 Earnings of $22.8 Million

Forward-Looking Statements
This document may contain forward-looking statements ("FLS") concerning, among other things: projections of revenues, expenses, income or loss, earnings or loss per share, capital expenditures, payment or nonpayment of dividends, net interest income, capital levels, credit losses, net interest margin, liquidity, and other financial items. These statements may also include statements of plans, objectives, and expectations of Central Pacific Financial Corp. (the "Company") or its management or Board of Directors, including those relating to business strategies, use of capital, products or services, technology initiatives, acquisitions, and regulatory developments or actions. In addition, such statements may address future economic performance and anticipated results from our business initiatives and strategic objectives, and statements regarding assumptions underlying or relating to any of the foregoing. Words such as "believe," "plan," "anticipate," "aim," "seek," "expect," "intend," "forecast," "hope," "target," "continue," "remain," "estimate," "will," "should," "may," "could," "would," and other similar expressions are intended to identify FLS, although not all forward-looking statements contain such identifying words.

While we believe that our FLS and the assumptions underlying them are reasonable, such statements are inherently subject to significant risks and uncertainties that are difficult to predict and are beyond our control. Actual results may differ materially from those expressed or implied by such FLS as a result of numerous factors, including, but are not limited to: the persistence or resurgence of current inflationary pressures in the United States and our market areas, and their effect on market interest rates, economic conditions, and credit quality; the impact of the current U.S. administration's economic policies, including potential international tariffs, geopolitical instability, trade tensions, fiscal policy changes, cost-cutting, and other governmental initiatives; disruptions in the economy, including the effects of government shutdown(s) and supply chain disruptions; labor contract disputes, and potential strikes impacting both the U.S. National and Hawaii economies; adverse trends in the real estate or construction industries, including rising inventory levels or declining property values; deterioration in borrowers' financial performance leading to increased loan delinquencies, asset quality issues, or loan losses; the impact of local, national, and international economies and natural disasters (such as wildfires, volcanic eruptions, hurricanes, tsunamis, storms, floods, or earthquakes) on our markets and major industries within Hawaii; weakness in domestic economic conditions, including higher unemployment levels, instability in the financial industry, deterioration in the real estate markets, and declines in consumer or business confidence; revisions to estimates of reserve requirements under applicable regulatory and accounting standards; the adverse effects of bank failures on customer confidence, deposit behavior, liquidity, and regulatory responses; the adverse effects of pandemics, epidemics, and other public health emergencies, including their impact on Hawaii's tourism and construction sectors, and on our borrowers, customers, vendors, and employees; the impact of legislative and regulatory developments, changing capital and consumer protection rules, and new regulations affecting our operations and competitiveness; the costs and effects of legal and regulatory proceedings, including actual or threatened litigation and the results of governmental and regulatory examinations and orders, as well as the costs of ongoing or potential compliance efforts; the effect of accounting standard changes adopted by regulatory agencies, the Securities and Exchange Commission ("SEC"), the Public Company Accounting Oversight Board ("PCAOB"), or the Financial Accounting Standards Board ("FASB"), and the cost and resources associated with implementation; changes in trade, tariff, monetary, or fiscal policies and laws, including actions by the Board of Governors of the Federal Reserve System; increased competition from banks, credit unions, fintech companies, nonbank lenders, and other financial service providers; market volatility and monetary fluctuations; declines in our market capitalization or changes in the price of the Company's common stock; the effects and cost of acquisitions, dispositions, strategic investments, business combinations, restructurings, or other strategic transactions we may pursue or evaluate; political instability, acts of war or terrorism, or other geopolitical conflicts; shifts in consumer spending, borrowing and savings behaviors; technological changes and developments; cybersecurity incidents, data privacy breaches, or fraud involving us or third-party vendors; deficiencies in our internal control over financial reporting or disclosure controls and procedures, and our ability to remediate them; our ability to achieve efficiency ratio improvement goals; changes in management, directors, key personnel, organizational structure, compensation programs, employee benefit plans, or our ability to attract and retain qualified personnel; risks related to the United States fiscal debt, deficit and budget uncertainties; and our ability to successfully manage the risks associated with any of the foregoing items.

For further information on factors that could cause actual results to differ materially from the expectations or projections expressed in our FLS, please refer to the Company's filings with the U.S. Securities and Exchange Commission, including the Company's most recent Form 10-K, particularly, the discussion of "Risk Factors" set forth therein.

We urge investors to consider all of these factors carefully in evaluating the FLS contained in this document. FLS speak only as of the date on which such statements are made. We undertake no obligation to update any FLS to reflect events or circumstances occurring after the date on which such statements are made, or to reflect the occurrence of unanticipated events, except as required by law.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights
(Unaudited)	TABLE 1

	Three Months Ended					Nine Months Ended
(Dollars in thousands,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Sep 30,
except for per share amounts)	2026	2026	2026	2025	2025	2026	2025
CONDENSED INCOME STATEMENT
Net interest income	$64,473	$62,834	$61,358	$62,087	$61,301	$188,665	$178,796
Provision for credit losses	1,892	4,382	2,353	2,396	4,157	8,627	13,316
Total other operating income	12,357	14,620	11,574	14,201	13,507	38,551	37,616
Total other operating expense	44,770	46,180	43,666	45,680	47,009	134,616	133,027
Income tax expense	7,392	6,070	6,188	5,337	5,068	19,650	15,464
Net income	22,776	20,822	20,725	22,875	18,574	64,323	54,605
Basic earnings per share	$0.89	$0.80	$0.79	$0.86	$0.69	$2.48	$2.02
Diluted earnings per share	0.88	0.80	0.78	0.85	0.69	2.46	2.01
Dividends declared per share	0.30	0.29	0.29	0.28	0.27	0.88	0.81

PERFORMANCE RATIOS
Return on average assets (ROA) [1]	1.22%	1.12%	1.12%	1.25%	1.01%	1.15%	0.99%
Return on average equity (ROE) [1]	15.28	13.94	13.90	15.41	12.89	14.37	12.99
Average equity to average assets	7.99	8.03	8.07	8.12	7.85	8.03	7.63
Efficiency ratio [2]	58.27	59.62	59.87	59.88	62.84	59.25	61.47
Net interest margin (NIM) [1]	3.62	3.57	3.53	3.56	3.49	3.57	3.41
Dividend payout ratio [3]	34.09	36.25	37.18	32.94	39.13	35.77	40.30

SELECTED AVERAGE BALANCES
Average loans, including loans held for sale	$5,297,112	$5,300,949	$5,268,482	$5,328,499	$5,332,656	$5,288,952	$5,317,481
Average interest-earning assets	7,105,807	7,076,331	7,022,759	6,964,796	7,011,753	7,068,604	7,016,957
Average assets	7,463,644	7,433,822	7,396,084	7,310,098	7,341,281	7,431,431	7,347,895
Average deposits	6,663,050	6,630,910	6,592,361	6,499,119	6,509,692	6,629,032	6,524,563
Average interest-bearing liabilities	4,898,094	4,876,776	4,846,057	4,757,686	4,807,225	4,873,833	4,842,703
Average equity	596,147	597,299	596,524	593,750	576,531	596,655	560,671

[1] ROA and ROE are annualized based on a 30/360 day convention. Annualized net interest income and expense in the NIM calculation are based on the day count interest payment conventions at the interest-earning asset or interest-bearing liability level (i.e. 30/360, actual/actual).
[2] Efficiency ratio is defined as total other operating expense divided by total revenue (net interest income and total other operating income). See Reconciliation of Non-GAAP Financial Measures in Table 10.
[3] Dividend payout ratio is defined as dividends declared per share divided by diluted earnings per share.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights
(Unaudited)	TABLE 1 (CONTINUED)

	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
	2026	2026	2026	2025	2025
REGULATORY CAPITAL RATIOS
Central Pacific Financial Corp.
Leverage ratio	9.7%	9.7%	9.7%	9.8%	9.7%
Common equity tier 1 capital ratio	12.7	12.7	12.6	12.7	12.6
Tier 1 risk-based capital ratio	13.6	13.6	13.5	13.6	13.5
Total risk-based capital ratio	14.8	14.8	14.7	14.8	15.7

Central Pacific Bank
Leverage ratio	9.6	9.6	9.6	9.7	10.2
Common equity tier 1 capital ratio	13.4	13.4	13.4	13.5	14.1
Tier 1 risk-based capital ratio	13.4	13.4	13.4	13.5	14.1
Total risk-based capital ratio	14.6	14.7	14.6	14.7	15.3

	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(Dollars in thousands, except for per share amounts)	2026	2026	2026	2025	2025
BALANCE SHEET
Total loans, net of deferred fees and costs	$5,313,070	$5,308,322	$5,320,349	$5,289,096	$5,367,202
Total assets	7,449,610	7,501,060	7,495,363	7,409,241	7,421,478
Total deposits	6,663,862	6,695,754	6,699,354	6,609,764	6,577,684
Long-term debt	76,547	76,547	76,547	76,547	131,527
Total equity	581,437	596,331	593,879	592,581	588,066
Tangible common equity to tangible assets [4]	7.80%	7.95%	7.92%	8.00%	7.92%

ASSET QUALITY
Allowance for credit losses (ACL)	$59,841	$60,581	$59,933	$59,621	$60,393
Nonaccrual loans	13,037	15,622	14,524	14,386	14,319
Nonperforming assets (NPA)	14,010	16,546	14,524	14,386	14,319
Ratio of ACL to total loans	1.13%	1.14%	1.13%	1.13%	1.13%
Ratio of NPA to total assets	0.19%	0.22%	0.19%	0.19%	0.19%

PER SHARE OF COMMON STOCK OUTSTANDING
Book value per common share	$22.79	$23.11	$22.74	$22.47	$21.86
Closing market price per common share	35.89	38.20	31.96	31.16	30.34

[4] The tangible common equity ratio is a non-GAAP measure which should be read in conjunction with the Company’s GAAP financial information. Comparison of our ratio with those of other companies may not be possible because other companies may calculate the ratio differently. See Reconciliation of Non-GAAP Financial Measures in Table 10.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)	TABLE 2

	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(Dollars in thousands, except share data)	2026	2026	2026	2025	2025
ASSETS
Cash and due from financial institutions	$116,691	$96,678	$88,880	$88,200	$102,859
Interest-bearing deposits in other financial institutions	242,725	286,593	317,716	290,453	207,034
Investment securities:
Debt securities available-for-sale, at fair value	806,230	835,378	779,156	748,212	758,683
Debt securities held-to-maturity, at amortized cost; fair value of: $434,634 at September 30, 2026, $474,928 at June 30, 2026, $486,018 at March 31, 2026, $495,845 at December 31, 2025, and $500,859 at September 30, 2025	535,182	545,215	554,548	562,391	570,886
Total investment securities	1,341,412	1,380,593	1,333,704	1,310,603	1,329,569
Loans held for sale	777	2,364	2,536	1,084	1,557
Loans, net of deferred fees and costs	5,313,070	5,308,322	5,320,349	5,289,096	5,367,202
Less: allowance for credit losses	(59,841)	(60,581)	(59,933)	(59,621)	(60,393)
Loans, net of allowance for credit losses	5,253,229	5,247,741	5,260,416	5,229,475	5,306,809
Premises and equipment, net	100,305	100,231	99,942	100,620	100,992
Accrued interest receivable	25,176	23,419	24,320	23,559	25,232
Investment in unconsolidated entities	56,051	57,738	59,548	61,349	52,987
Other real estate owned	973	924	—	—	—
Mortgage servicing rights	8,212	8,364	8,520	8,672	8,459
Bank-owned life insurance	183,444	185,134	181,298	180,717	179,743
Federal Home Loan Bank of Des Moines ("FHLB") and Federal Reserve Bank ("FRB") stock	24,818	24,744	24,682	25,836	25,215
Right-of-use lease assets	22,296	23,311	24,320	24,822	25,570
Other assets	73,501	63,226	69,481	63,851	55,452
Total assets	$7,449,610	$7,501,060	$7,495,363	$7,409,241	$7,421,478
LIABILITIES
Deposits:
Noninterest-bearing demand	$1,897,421	$1,917,502	$1,897,593	$1,891,198	$1,903,614
Interest-bearing demand	1,423,298	1,407,574	1,428,323	1,388,107	1,340,725
Savings and money market	2,398,449	2,376,831	2,378,834	2,346,522	2,292,881
Time	944,694	993,847	994,604	983,937	1,040,464
Total deposits	6,663,862	6,695,754	6,699,354	6,609,764	6,577,684
Long-term debt, net of unamortized debt issuance costs	76,547	76,547	76,547	76,547	131,527
Lease liabilities	23,045	24,063	25,073	25,549	26,288
Accrued interest payable	5,397	6,044	6,433	7,068	8,604
Other liabilities	99,322	102,321	94,077	97,732	89,309
Total liabilities	6,868,173	6,904,729	6,901,484	6,816,660	6,833,412
EQUITY
Shareholders' equity:
Preferred stock, no par value, authorized 1,000,000 shares; issued and outstanding: none at September 30, 2026, June 30, 2026, March 31, 2026, December 31, 2025, and September 30, 2025	—	—	—	—	—
Common stock, no par value, authorized 185,000,000 shares; issued and outstanding: 25,513,202 at September 30, 2026, 25,806,418 at June 30, 2026, 26,115,229 at March 31, 2026, 26,374,967 at December 31, 2025, and 26,903,512 at September 30, 2025	348,135	359,364	370,633	381,158	397,479
Additional paid-in capital	108,239	107,534	106,501	107,308	106,675
Retained earnings	232,878	217,789	204,494	191,383	175,968
Accumulated other comprehensive loss	(107,815)	(88,356)	(87,749)	(87,268)	(92,056)
Total equity	581,437	596,331	593,879	592,581	588,066
Total liabilities and equity	$7,449,610	$7,501,060	$7,495,363	$7,409,241	$7,421,478

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)	TABLE 3

	Three Months Ended					Nine Months Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Sep 30,
(Dollars in thousands, except per share data)	2026	2026	2026	2025	2025	2026	2025
Interest income:
Interest and fees on loans	$66,695	$65,553	$64,323	$66,897	$67,222	$196,571	$197,009
Interest and dividends on investment securities:
Taxable investment securities	10,277	9,732	9,210	9,401	9,776	29,219	29,448
Tax-exempt investment securities	685	684	682	696	709	2,051	2,126
Interest on deposits in other financial institutions	2,558	2,331	2,500	1,501	1,857	7,389	5,595
Dividend income on FHLB and FRB stock	413	389	381	382	395	1,183	1,107
Total interest income	80,628	78,689	77,096	78,877	79,959	236,413	235,285
Interest expense:
Interest on deposits:
Interest-bearing demand	765	757	522	441	490	2,044	1,385
Savings and money market	8,009	7,554	7,502	8,004	8,898	23,065	26,174
Time	6,308	6,488	6,665	6,999	7,410	19,461	23,133
Interest on FHLB advances and other short-term borrowings	1	—	—	—	—	1	—
Interest on long-term debt	1,072	1,056	1,049	1,346	1,860	3,177	5,797
Total interest expense	16,155	15,855	15,738	16,790	18,658	47,748	56,489
Net interest income	64,473	62,834	61,358	62,087	61,301	188,665	178,796
Provision for credit losses	1,892	4,382	2,353	2,396	4,157	8,627	13,316
Net interest income after provision for credit losses	62,581	58,452	59,005	59,691	57,144	180,038	165,480
Other operating income:
Mortgage banking income	548	693	649	1,186	958	1,890	2,299
Service charges on deposit accounts	2,450	2,250	2,299	2,423	2,330	6,999	6,601
Other service charges and fees	6,516	6,330	5,789	5,570	6,472	18,635	18,195
Income from fiduciary activities	1,614	1,580	1,423	1,529	1,547	4,617	4,672
Income from bank-owned life insurance	584	2,999	399	2,816	1,879	3,982	4,636
Net loss on sales of investment securities	—	—	—	—	(30)	—	(30)
Other	645	768	1,015	677	351	2,428	1,243
Total other operating income	12,357	14,620	11,574	14,201	13,507	38,551	37,616
Other operating expense:
Salaries and employee benefits	24,148	25,372	23,085	24,490	24,749	72,605	69,264
Net occupancy	4,671	4,299	4,322	4,432	4,598	13,292	13,243
Computer software	5,025	4,952	5,045	5,442	5,151	15,022	15,185
Legal and professional services	2,825	2,607	2,384	2,878	2,669	7,816	8,340
Equipment	822	822	807	825	867	2,451	2,899
Advertising	813	762	997	943	730	2,572	2,449
Communication	983	840	823	495	791	2,646	2,725
Other	5,483	6,526	6,203	6,175	7,454	18,212	18,922
Total other operating expense	44,770	46,180	43,666	45,680	47,009	134,616	133,027
Income before income taxes	30,168	26,892	26,913	28,212	23,642	83,973	70,069
Income tax expense	7,392	6,070	6,188	5,337	5,068	19,650	15,464
Net income	$22,776	$20,822	$20,725	$22,875	$18,574	$64,323	$54,605
Per common share data:
Basic earnings per share	$0.89	$0.80	$0.79	$0.86	$0.69	$2.48	$2.02
Diluted earnings per share	0.88	0.80	0.78	0.85	0.69	2.46	2.01
Cash dividends declared	0.30	0.29	0.29	0.28	0.27	0.88	0.81
Basic weighted average shares outstanding	25,676,279	25,999,122	26,277,749	26,687,551	26,968,163	25,982,180	27,014,059
Diluted weighted average shares outstanding	25,817,417	26,109,241	26,414,880	26,827,551	27,083,280	26,111,724	27,118,824

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)
(Unaudited)	TABLE 4

	Three Months Ended			Three Months Ended			Three Months Ended
	September 30, 2026			June 30, 2026			September 30, 2025
	Average	Average		Average	Average		Average	Average
(Dollars in thousands)	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
ASSETS
Interest-earning assets:
Interest-bearing deposits in other financial institutions	$272,554	3.72%	$2,558	$253,598	3.69%	$2,331	$167,247	4.41%	$1,857
Investment securities:
Taxable [1]	1,376,837	2.98	10,277	1,362,100	2.86	9,732	1,348,314	2.90	9,776
Tax-exempt [1] [3]	134,512	2.56	867	134,964	2.56	866	138,470	2.59	898
Total investment securities	1,511,349	2.94	11,144	1,497,064	2.83	10,598	1,486,784	2.87	10,674
Loans, including loans held for sale [2]	5,297,112	5.01	66,695	5,300,949	4.96	65,553	5,332,656	5.01	67,222
FHLB and FRB stock	24,792	6.66	413	24,720	6.28	389	25,066	6.30	395
Total interest-earning assets	7,105,807	4.52	80,810	7,076,331	4.47	78,871	7,011,753	4.55	80,148
Noninterest-earning assets	357,837			357,491			329,528
Total assets	$7,463,644			$7,433,822			$7,341,281

LIABILITIES AND EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,444,639	0.21%	$765	$1,442,933	0.21%	$757	$1,358,837	0.14%	$490
Savings and money market deposits	2,406,350	1.32	8,009	2,367,169	1.28	7,554	2,293,452	1.54	8,898
Time deposits up to $250,000	404,823	2.05	2,096	428,642	2.14	2,290	437,192	2.28	2,509
Time deposits over $250,000	565,681	2.95	4,212	561,485	3.00	4,198	586,251	3.32	4,901
Total interest-bearing deposits	4,821,493	1.24	15,082	4,800,229	1.24	14,799	4,675,732	1.43	16,798
FHLB advances and other short-term borrowings	54	4.20	1	—	—	—	—	—	—
Long-term debt	76,547	5.55	1,072	76,547	5.53	1,056	131,493	5.61	1,860
Total interest-bearing liabilities	4,898,094	1.31	16,155	4,876,776	1.30	15,855	4,807,225	1.54	18,658
Noninterest-bearing deposits	1,841,557			1,830,681			1,833,960
Other liabilities	127,846			129,066			123,565
Total liabilities	6,867,497			6,836,523			6,764,750
Total equity	596,147			597,299			576,531
Total liabilities and equity	$7,463,644			$7,433,822			$7,341,281

Net interest income (taxable-equivalent)			64,655			63,016			61,490
Taxable-equivalent adjustment [3]			(182)			(182)			(189)
Net interest income (GAAP)			$64,473			$62,834			$61,301

Interest rate spread		3.21%			3.17%			3.01%

Net interest margin (taxable-equivalent) [4]		3.62%			3.57%			3.49%

[1] At amortized cost.
[2] Includes nonaccrual loans.
[3] Interest income and resultant yield information for tax-exempt investment securities is expressed on a taxable-equivalent basis using a federal statutory tax rate of 21%.
[4] Annualized net interest income and expense in the NIM calculation are based on the day count interest payment conventions at the interest-earning asset or interest-bearing liability level (i.e. 30/360, actual/actual).

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)
(Unaudited)	TABLE 5

	Nine Months Ended			Nine Months Ended
	September 30, 2026			September 30, 2025
	Average	Average		Average	Average
(Dollars in thousands)	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
ASSETS
Interest-earning assets:
Interest-bearing deposits in other financial institutions	$267,004	3.70%	$7,389	$169,066	4.42%	$5,595
Investment securities:
Taxable [1]	1,352,766	2.88	29,219	1,367,968	2.87	29,448
Tax-exempt [1] [3]	134,995	2.56	2,596	139,050	2.58	2,691
Total investment securities	1,487,761	2.85	31,815	1,507,018	2.84	32,139
Loans, including loans held for sale [2]	5,288,952	4.97	196,571	5,317,481	4.95	197,009
FHLB and FRB stock	24,887	6.34	1,183	23,392	6.31	1,107
Total interest-earning assets	7,068,604	4.48	236,958	7,016,957	4.49	235,850
Noninterest-earning assets	362,827			330,938
Total assets	$7,431,431			$7,347,895

LIABILITIES AND EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,431,951	0.19%	$2,044	$1,357,095	0.14%	$1,385
Savings and money market deposits	2,381,708	1.29	23,065	2,304,708	1.52	26,174
Time deposits up to $250,000	421,967	2.13	6,717	444,726	2.37	7,887
Time deposits over $250,000	561,642	3.03	12,744	597,876	3.41	15,246
Total interest-bearing deposits	4,797,268	1.24	44,570	4,704,405	1.44	50,692
FHLB advances and other short-term borrowings	18	4.20	1	—	—	—
Long-term debt	76,547	5.55	3,177	138,298	5.60	5,797
Total interest-bearing liabilities	4,873,833	1.31	47,748	4,842,703	1.56	56,489
Noninterest-bearing deposits	1,831,764			1,820,158
Other liabilities	129,179			124,363
Total liabilities	6,834,776			6,787,224
Total equity	596,655			560,671
Total liabilities and equity	$7,431,431			$7,347,895

Net interest income (taxable-equivalent)			189,210			179,361
Taxable-equivalent adjustment [3]			(545)			(565)
Net interest income (GAAP)			$188,665			$178,796

Interest rate spread		3.17%			2.93%

Net interest margin (taxable-equivalent) [4]		3.57%			3.41%

[1] At amortized cost.
[2] Includes nonaccrual loans.
[3] Interest income and resultant yield information for tax-exempt investment securities is expressed on a taxable-equivalent basis using a federal statutory tax rate of 21%.
[4] Annualized net interest income and expense in the NIM calculation are based on the day count interest payment conventions at the interest-earning asset or interest-bearing liability level (i.e. 30/360, actual/actual).

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Loans
(Unaudited)	TABLE 6

	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(Dollars in thousands)	2026	2026	2026	2025	2025
Commercial and industrial	$578,574	$590,404	$590,810	$594,592	$608,814
Construction	217,144	211,007	204,368	213,191	217,610
Residential mortgage	1,802,348	1,815,342	1,806,965	1,839,191	1,839,535
Home equity	568,114	577,283	582,380	600,082	610,889
Commercial mortgage	1,713,014	1,686,361	1,703,760	1,594,433	1,613,187
Consumer	433,876	427,925	432,066	447,607	477,167
Total loans, net of deferred fees and costs	5,313,070	5,308,322	5,320,349	5,289,096	5,367,202
Less: Allowance for credit losses	(59,841)	(60,581)	(59,933)	(59,621)	(60,393)
Loans, net of allowance for credit losses	$5,253,229	$5,247,741	$5,260,416	$5,229,475	$5,306,809

Deposits
(Unaudited)	TABLE 7

	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(Dollars in thousands)	2026	2026	2026	2025	2025
Noninterest-bearing demand	$1,897,421	$1,917,502	$1,897,593	$1,891,198	$1,903,614
Interest-bearing demand	1,423,298	1,407,574	1,428,323	1,388,107	1,340,725
Savings and money market	2,398,449	2,376,831	2,378,834	2,346,522	2,292,881
Time deposits up to $250,000	389,305	421,811	429,564	433,629	444,005
Core deposits	6,108,473	6,123,718	6,134,314	6,059,456	5,981,225
Other time deposits greater than $250,000	438,230	441,059	431,013	412,188	458,339
Government time deposits	117,159	130,977	134,027	138,120	138,120
Total time deposits greater than $250,000	555,389	572,036	565,040	550,308	596,459
Total deposits	$6,663,862	$6,695,754	$6,699,354	$6,609,764	$6,577,684

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Nonperforming Assets and Accruing Loans 90+ Days Past Due
(Unaudited)	TABLE 8

	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(Dollars in thousands)	2026	2026	2026	2025	2025
Nonaccrual loans:
Commercial and industrial	$138	$192	$490	$591	$357
Residential mortgage	9,620	9,268	10,518	10,572	11,413
Home equity	2,673	5,619	2,986	2,608	2,119
Consumer	606	543	530	615	430
Total nonaccrual loans	13,037	15,622	14,524	14,386	14,319
Other real estate owned ("OREO"):
Residential mortgage	973	924	—	—	—
Total OREO	973	924	—	—	—
Total nonperforming assets ("NPAs")	14,010	16,546	14,524	14,386	14,319
Accruing loans 90+ days past due:
Residential mortgage	—	—	—	664	1,159
Home equity	—	—	—	485	—
Consumer	521	286	290	403	349
Total accruing loans 90+ days past due	521	286	290	1,552	1,508
Total NPAs and accruing loans 90+ days past due	$14,531	$16,832	$14,814	$15,938	$15,827

Ratio of total nonaccrual loans to total loans	0.25%	0.29%	0.27%	0.27%	0.27%
Ratio of total NPAs to total assets	0.19	0.22	0.19	0.19	0.19
Ratio of total NPAs to total loans and OREO	0.26	0.31	0.27	0.27	0.27
Ratio of total NPAs and accruing loans 90+ days past due to total loans and OREO	0.27	0.32	0.28	0.30	0.29

Quarter-to-quarter changes in NPAs:
Balance at beginning of quarter	$16,546	$14,524	$14,386	$14,319	$14,895
Additions	2,136	4,202	2,094	2,549	838
Reductions:
Payments	(663)	(782)	(284)	(397)	(286)
Return to accrual status	(2,704)	(16)	(883)	(1,098)	(821)
Charge-offs, valuation adjustments and other reductions	(1,305)	(1,382)	(789)	(987)	(307)
Total reductions	(4,672)	(2,180)	(1,956)	(2,482)	(1,414)
Balance at end of quarter	$14,010	$16,546	$14,524	$14,386	$14,319

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Allowance for Credit Losses on Loans
(Unaudited)	TABLE 9

	Three Months Ended					Nine Months Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Sep 30,
(Dollars in thousands)	2026	2026	2026	2025	2025	2026	2025
Allowance for credit losses ("ACL") on loans:
Balance at beginning of period	$60,581	$59,933	$59,621	$60,393	$59,611	$59,621	$59,182
Provision for credit losses on loans	1,929	3,304	2,724	1,685	3,440	7,957	11,155
Charge-offs:
Commercial and industrial	(885)	(1,353)	(1,056)	(678)	(1,071)	(3,294)	(4,509)
Residential mortgage	—	(23)	—	—	—	(23)	—
Consumer	(2,666)	(2,283)	(2,301)	(2,831)	(2,824)	(7,250)	(8,665)
Total charge-offs	(3,551)	(3,659)	(3,357)	(3,509)	(3,895)	(10,567)	(13,174)
Recoveries:
Commercial and industrial	284	198	175	266	204	657	570
Construction	—	—	2	1	—	2	3
Residential mortgage	9	10	8	9	8	27	25
Home equity	3	6	6	9	9	15	21
Consumer	586	789	754	767	1,016	2,129	2,611
Total recoveries	882	1,003	945	1,052	1,237	2,830	3,230
Net charge-offs	(2,669)	(2,656)	(2,412)	(2,457)	(2,658)	(7,737)	(9,944)
Balance at end of period	$59,841	$60,581	$59,933	$59,621	$60,393	$59,841	$60,393

Average loans, net of deferred fees and costs	$5,297,112	$5,300,949	$5,268,482	$5,328,499	$5,332,656	$5,288,952	$5,317,481
Ratio of annualized net charge-offs to average loans	0.20%	0.20%	0.18%	0.18%	0.20%	0.20%	0.25%
Ratio of ACL to total loans	1.13	1.14	1.13	1.13	1.13	1.13	1.13

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)	TABLE 10

To supplement its consolidated financial information, the Company utilizes certain non-GAAP financial measures. These measures are not intended to be considered in isolation or as a substitute for comparable GAAP results. The Company believes these non-GAAP financial measures provide meaningful insight to investors and other stakeholders in understanding its financial performance and position, by excluding certain transactions that may be non-recurring, non-operational, or not indicative of ongoing results. The Company also believes that these non-GAAP measures offer a useful perspective for evaluating performance trends over time and are intended to support period-to-period comparisons. In addition, the Company believes they are valuable tools for both investors and management in assessing historical results and forecasting future performance. Non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. The results for the three and nine months ended September 30, 2026 were not materially impacted by items outside of the normal course of business.

Non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. The following reconciling adjustments from GAAP to non-GAAP adjusted financial measures include a net pre-tax expenses of $1.5 million related to the consolidation of the Company's former operations center into its main office during the three months ended September 30, 2025.

Management does not consider this transaction to be representative of the Company's core operating performance. The related income tax effect was calculated using an assumed effective tax rate of 23%.

	Three Months Ended
	September 30, 2026			September 30, 2025
(Dollars in thousands,	GAAP	Non-GAAP	Non-GAAP	GAAP	Non-GAAP	Non-GAAP
except per share data)	Reported	Adjustment	Adjusted	Reported	Adjustment	Adjusted
Financial measures:
Net income	$22,776	$—	$22,776	$18,574	$1,167	$19,741
Diluted earnings per share ("EPS")	$0.88	$—	$0.88	$0.69	$0.04	$0.73
Efficiency ratio (non-GAAP)	58.27%	—%	58.27%	62.84%	(2.03)%	60.81%
Return on average assets ("ROA")	1.22%	—%	1.22%	1.01%	0.07%	1.08%
Return on average equity ("ROE")	15.28%	—%	15.28%	12.89%	0.78%	13.67%
As of September 30, 2026 and 2025:
Tangible common equity ("TCE") ratio (non-GAAP)	7.80%	—%	7.80%	7.92%	0.02%	7.94%

	Nine Months Ended
	September 30, 2026			September 30, 2025
(Dollars in thousands,	GAAP	Non-GAAP	Non-GAAP	GAAP	Non-GAAP	Non-GAAP
except per share data)	Reported	Adjustment	Adjusted	Reported	Adjustment	Adjusted
Financial measures:
Net income	$64,323	$—	$64,323	$54,605	$1,167	$55,772
Diluted EPS	$2.46	$—	$2.46	$2.01	$0.05	$2.06
Efficiency ratio (non-GAAP)	59.25%	—%	59.25%	61.47%	(0.70)%	60.77%
ROA	1.15%	—%	1.15%	0.99%	0.02%	1.01%
ROE	14.37%	—%	14.37%	12.99%	0.26%	13.25%
As of September 30, 2026 and 2025:
TCE ratio (non-GAAP)	7.80%	—%	7.80%	7.92%	0.02%	7.94%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)	TABLE 10 (CONTINUED)

The following table presents a reconciliation of the non-GAAP adjusted net income and adjusted diluted EPS for the periods indicated, excluding the reconciling adjustments discussed above.

	Three Months Ended		Nine Months Ended
(Dollars in thousands, except per share data)	Sep 30, 2026	Sep 30, 2025	Sep 30, 2026	Sep 30, 2025
GAAP net income	$22,776	$18,574	$64,323	$54,605
Add: Expenses related to the consolidation of operations center	—	1,516	—	1,516
Non-GAAP pre-tax adjustments	—	1,516	—	1,516
Less: Income tax effect (assumes 23% ETR)	—	(349)	—	(349)
Non-GAAP adjustments, net of tax	—	1,167	—	1,167
Adjusted net income (non-GAAP)	$22,776	$19,741	$64,323	$55,772

Diluted weighted average shares outstanding	25,817,417	27,083,280	26,111,724	27,118,824

GAAP diluted EPS	$0.88	$0.69	$2.46	$2.01
Add: Non-GAAP adjustments, net of tax	—	0.04	—	0.05
Adjusted diluted EPS (non-GAAP)	$0.88	$0.73	$2.46	$2.06

A key measure of operating efficiency monitored by the Company is the efficiency ratio, which is derived from GAAP-based amounts. It is calculated by dividing total other operating expenses by total pre-provision revenue (defined as net interest income plus total other operating income). The Company believes that the efficiency ratio, a non-GAAP financial measure, provides a useful supplemental metric that enhances understanding of its business performance and operating efficiency. However, this ratio should not be viewed as a substitute for GAAP results and may not be comparable to similarly titled measures reported by other companies. The following table presents the Company's efficiency ratio for the periods indicated:

	Three Months Ended		Nine Months Ended
(Dollars in thousands)	Sep 30, 2026	Sep 30, 2025	Sep 30, 2026	Sep 30, 2025
Total other operating expense	$44,770	$47,009	$134,616	$133,027
Less: Expenses related to the consolidation of operations center	—	(1,516)	—	(1,516)
Non-GAAP other operating expense adjustments	—	(1,516)	—	(1,516)
Adjusted total other operating expense (non-GAAP)	$44,770	$45,493	$134,616	$131,511

Net interest income	$64,473	$61,301	$188,665	$178,796
Total other operating income	12,357	13,507	38,551	37,616
Total revenue	$76,830	$74,808	$227,216	$216,412

Efficiency ratio (non-GAAP)	58.27%	62.84%	59.25%	61.47%
Less: Non-GAAP pre-tax adjustments	—%	(2.03)%	—%	(0.70)%
Adjusted efficiency ratio (non-GAAP)	58.27%	60.81%	59.25%	60.77%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)	TABLE 10 (CONTINUED)

The table below provides a recalculation of the non-GAAP adjusted ROA and adjusted ROE for the periods indicated, excluding the reconciling adjustments discussed above.

	Three Months Ended		Nine Months Ended
(Dollars in thousands)	Sep 30, 2026	Sep 30, 2025	Sep 30, 2026	Sep 30, 2025
Average assets	$7,463,644	$7,341,281	$7,431,431	$7,347,895
Add: Non-GAAP adjustments, net of tax	—	1,167	—	389
Adjusted average assets (non-GAAP)	$7,463,644	$7,342,448	$7,431,431	$7,348,284

ROA	1.22%	1.01%	1.15%	0.99%
Add: Non-GAAP adjustments, net of tax	—	0.07	—	0.02
Adjusted ROA (non-GAAP)	1.22%	1.08%	1.15%	1.01%

Average equity	$596,147	$576,531	$596,655	$560,671
Add: Non-GAAP adjustments, net of tax	—	1,167	—	389
Adjusted average equity (non-GAAP)	$596,147	$577,698	$596,655	$561,060

ROE	15.28%	12.89%	14.37%	12.99%
Add: Non-GAAP adjustments, net of tax	—	0.78	—	0.26
Adjusted ROE (non-GAAP)	15.28%	13.67%	14.37%	13.25%

The table below presents the Tangible Common Equity ("TCE") ratio, a non-GAAP financial measure, as of the dates indicated. The TCE ratio is calculated by dividing tangible common equity by tangible assets.

(Dollars in thousands)	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025
Total equity	$581,437	$596,331	$593,879	$592,581	$588,066
Less: Intangible assets	—	—	—	—	—
TCE	$581,437	$596,331	$593,879	$592,581	$588,066
Add: Non-GAAP adjustments, net of tax	—	—	—	1,167	1,167
Adjusted TCE (non-GAAP)	$581,437	$596,331	$593,879	$593,748	$589,233

Total assets	$7,449,610	$7,501,060	$7,495,363	$7,409,241	$7,421,478
Less: Intangible assets	—	—	—	—	—
Tangible assets	$7,449,610	$7,501,060	$7,495,363	$7,409,241	$7,421,478
Add: Non-GAAP adjustments, net of tax	—	—	—	1,167	1,167
Adjusted tangible assets (non-GAAP)	$7,449,610	$7,501,060	$7,495,363	$7,410,408	$7,422,645

TCE ratio (non-GAAP)	7.80%	7.95%	7.92%	8.00%	7.92%
Add: Non-GAAP adjustments, net of tax	—	—	—	0.01	0.02
Adjusted TCE ratio (non-GAAP)	7.80%	7.95%	7.92%	8.01%	7.94%